UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

NovaBay Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

 (510) 899-8800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NovaBay Pharmaceuticals, Inc. (the “Company”) is reporting that on August 19, 2010, Dr. Harry F. Hixson, Jr. resigned as a non-executive Director and member of the Board’s Audit Committee and Compensation Committee.  Dr. Hixson submitted his resignation letter citing the pressing demands of his job as Chairman and Chief Executive Officer of Sequenom, Inc. prevent him from devoting the appropriate amount of time to his role as a Director of the Company.  The Company believes there are no disagreements between Dr. Hixson and the Company related to the Company’s operations, policies, or procedures that caused the resignation.

Additional information about Dr. Hixson’s resignation can be found in the press release that is included as Exhibit 99.1 to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVABAY PHARMACEUTICALS, INC.

Dated: August 24, 2010	By:	/s/ THOMAS PAULSON
Thomas J. Paulson Chief Financial Officer and Treasurer

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